PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("**Agreement**") is made effective as of the 25 day of January, 2006 ("**Effective Date**"), between COEUR ROCHESTER, INC. a Delaware corporation ("**Coeur**"), and MGC RESOURCES INC., a Nevada corporation ("**MGC**").

RECITALS

A. Coeur and/or its affiliates is the owner of the unpatented lode mining claims described in *Exhibit A* attached hereto, which claims are located in Pershing County, Nevada (the "**Claims**").

B. Coeur desires to sell the Claims to MGC in accordance with the terms and conditions of this Agreement.

C. MGC desires to purchase the Claims from Coeur in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Coeur and MGC agree as follows:

1. Buy-Sell Agreement. Subject to the terms of this Agreement, Coeur hereby agrees to sell and MGC hereby agrees to purchase the Claims, together with any improvements located thereon, any ores, minerals, waste dumps, tailings materials and mineral rights belonging or in any way appertaining thereto, and any water rights, easements, rights-of-way, access rights and other appurtenances thereto (the "**Property**").

2. Purchase Price. The purchase price for the Property shall be Forty Thousand (40,000) common shares of Midway Gold Corporation stock (the "**MGC Shares**"), which corporation is the parent of MGC. In addition, Coeur shall retain a perpetual, transferable 3% net smelter returns royalty on any production and sale of metals from the Claims as further provided herein, and Coeur shall reserve a perpetual and unrestricted right of ingress and egress over a portion of the Property as provided herein.

3. Closing. The closing of the sale of the Property (the "**Closing**") shall occur within 30 days after the Effective Date at such time and place as the parties find mutually convenient. The date on which the Closing occurs shall be the "**Closing Date.**" The following events shall occur at or prior to the Closing:

a. MGC shall deliver to Coeur a duly executed certificate for the MGC Shares, issued in the name of Coeur or its designee as specified in writing by Coeur.

b. Coeur shall deliver to MGC a duly executed and notarized Mining Deed substantially in the form of *Exhibit B* hereto (the "**Deed**"), which Deed shall reserve to Coeur a perpetual, transferable 3% net smelter returns royalty on any production and sale of metals from the Claims, and shall, in that deed, reserve to Coeur the perpetual and unrestricted right of ingress and egress over the SDB 1-8 mining claims (NMC Nos. 349508-349515), which mining claims are part of the Property.

c. Coeur and MGC shall execute and deliver to each other such other documents as may be reasonably necessary to consummate the Closing as contemplated herein.

4. Transfer of Property. Title to, ownership of, and possession of the Property shall be transferred from Coeur to MGC on the Closing Date immediately upon completion of the Closing. Until completion of the Closing, the risk of loss to the Property shall be borne solely by Coeur.

5. Post-Closing Obligations. Upon completion of the Closing, the following obligations shall exist:

a. MGC shall promptly record the Deed in the official records of Pershing County, Nevada and shall pay the required recording fee.

b. Coeur shall promptly make available to MGC all district geologic and geochemical data in the possession or control of Coeur or its affiliates pertaining to the Claims and the surrounding area, which data may be used solely by MGC to conduct mineral exploration on the Property. MGC may copy any such data at MGC's expense. MGC's reliance on such data shall be at MGC's sole risk and neither Coeur nor any of its affiliates makes or shall make any warranty or representation as to the accuracy or completeness of such data.

c. MGC shall be solely responsible for making all payments and filings required by the Bureau of Land Management (BLM) and Pershing County to keep the Claims in good standing and shall indemnify and hold harmless Coeur and its affiliates and assigns from and against any claim relating to the assumed obligations by MGC.

d. MGC shall provide to Coeur biannual reports of exploration work performed and data collected on the Claims. Such reports shall be provided semi-annually by June 1 and December 1 of each calendar year.

e. MGC shall provide Coeur with reasonable advance notice before any significant earth moving work is done on the Claims.

f. MGC shall have the right to abandon or drop the Claims in its discretion at any time, at which point MGC's obligations under subsections 5.c, 5.d and 5.e shall terminate.

(1) Notwithstanding the above, if MGC decides to abandon or drop the Claims, MGC shall immediately notify Coeur of its decision and allow Coeur 30 days within which to provide written notification to MGC that Coeur desires to take over ownership of the Claims. If Coeur timely provides such notice, then MGC shall convey the Claims to Coeur by quitclaim deed at no cost to Coeur. Failure by Coeur to notify MGC within said 30-day period of Coeur's desire to take over

ownership of the Claims shall be deemed to be a decision by Coeur not to take over ownership of the Claims.

(2) The provisions of this subsection shall not apply to a decision by MGC to sell or transfer the Claims, or any of them, to any third party. In this instance, MGC shall provide Coeur a right of first refusal on the same terms and conditions relating to the sale of the Claims or any portion thereof, to any third party purchaser. Coeur shall be notified by MGC in writing if he elects to sell or transfer the Claims to a third party and the terms relating thereto and Coeur shall have 30 days to exercise its right to re-purchase or take ownership interest in the Claims or any portion thereof based upon the third party acquirers agreement.

(3) For purposes of subsection (ii) above, any entity in which MGC retains a 50% or greater ownership interest in, is not considered a third party.

(4) In the event that Coeur takes over ownership of the Claims under either subsection (1) or (2) above, MGC shall indemnify and hold harmless Coeur and its affiliates and assigned from all claims or demands relating to the Claims during which time MGC held ownership interest.

g. Except as expressly provided herein to the contrary, each party shall pay its own fees and expenses incurred in the negotiation and performance of this Agreement.

6. Representations and Warranties by Coeur. Coeur represents and warrants to MGC, which representations and warranties shall survive the Closing and the termination of this Agreement, as follows:

a. Coeur is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and carry out the terms of this Agreement.

b. The execution, delivery and performance of this Agreement and related instruments by Coeur have been duly authorized by all necessary corporate actions. The person signing this Agreement and all related instruments has full corporate authority to do so. This Agreement and all related instruments to be executed by Coeur are or will be upon execution valid and binding agreements, duly enforceable in accordance with their terms; do not and will not result in any violation of or conflict with the terms of Coeur's articles of incorporation or bylaws; and do not and will not violate in any material manner any agreement or restriction to which Coeur may be bound.

c. There are no actions, suits or proceedings pending or, to the best of Coeur's knowledge, threatened against Coeur in or before any judicial or administrative entity that will affect in any material adverse manner the ability of Coeur to fully comply with the provisions of this Agreement.

d. Coeur has incurred no obligation or liability, contingent or otherwise, for broker or finder fees with respect to the subject matter of this Agreement.

e. Coeur or its subsidiaries or parent corporation is, or will be at the time of the Closing, the sole owner of the Claims free and clear of any defects, liens, claims, demands, mortgages,

deeds of trust, security interests, pledges, royalties, rights of first refusal, preferential purchase rights, area of interest provisions, or other burdens, restrictions or encumbrances of any nature arising by, through or under Coeur or its affiliates, subject to the paramount title of the United States in and to the Claims.

f. To Coeur's best knowledge, the Claims have been properly located and maintained in conformance with applicable federal, state and local laws.

g. To Coeur's best knowledge, all lands covered by the Claims were open to location when the Claims were located and there are no conflicts with claims owned by other parties.

h. Coeur has no actual knowledge or information indicating:

(1) that hazardous substances from any source (mining or otherwise) have been released on the Claims; or

(2) that any underground or above-ground site of historic or current mining operations on the Claims could cause or constitute a release or threat of release of hazardous substances into the environment; or

(3) that any part of the Claims has been included or proposed for inclusion on the National Priorities List (40 C.F.R. Section 300 App. B); or

(4) that any part of the Claims has been studied or proposed for study by the Environmental Protection Agency and/or any state regulatory agency; or

(5) that any site of historic or current mining, milling and/or smelting workings on the Claims is presently in such condition as to potentially raise liability to the past, present or future owner(s) and/or operator(s) of the Claims pursuant to the Comprehensive Environmental Response, Compensation and Liability Act and amending statutes; or

(6) that any reclamation obligations for prior operations on the Claims are unsatisfied.

i. Coeur, a Nevada corporation, is not a "foreign person" so as to require MGC's withholding of any tax under Section 1445 of the Internal Revenue Code of 1986 as amended.

j. Each of the foregoing representations and warranties will be true, correct and reaffirmed by Coeur as of the time of the Closing.

7. Representations and Warranties by MGC. MGC represents and warrants to Coeur, which representations and warranties shall survive the Closing and the termination of this Agreement, as follows:

a. MGC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the requisite power and authority to enter into and carry out the terms of this Agreement.

b. The execution, delivery and performance of this Agreement and related instruments by MGC have been duly authorized by all necessary corporate actions. The person signing this Agreement and all related instruments has full corporate authority to do so. This Agreement and all related instruments to be executed by MGC are or will be upon execution valid and binding agreements, duly enforceable in accordance with their terms; do not and will not result in any violation of or conflict with the terms of MGC's articles of incorporation or bylaws; and do not and will not violate in any material manner any agreement or restriction to which MGC may be bound.

c. There are no actions, suits or proceedings pending or, to the best of MGC's knowledge, threatened against MGC in or before any judicial or administrative entity that will affect in any material adverse manner the ability of MGC to fully comply with the provisions of this Agreement.

d. MGC has incurred no obligation or liability, contingent or otherwise, for broker or finder fees with respect to the subject matter of this Agreement.

e. The MGC Shares are freely transferable, registered and clear of any defects, liens, claims, demands, mortgages, deeds of trust, security interests, pledges, royalties, rights of first refusal, preferential purchase rights, or other burdens, restrictions or encumbrances of any nature, subject, however, to the applicable laws, rules, regulations and policies of the United States, any state of the United States, Canada, any province of Canada and any stock exchange pertaining to the MGC Shares or to securities generally.

f. Each of the foregoing representations and warranties will be true, correct and reaffirmed by MGC as of the time of the Closing.

8. Title Defects and Perfection. At any time prior to the Closing Date, MGC may cause a title search to be made concerning the Property. If in the reasonable opinion of MGC Coeur's title to the Property is defective, or if Coeur's title to the Property is contested or questioned by any person or entity and Coeur is unable or unwilling to promptly correct the alleged defects, MGC may, without obligation and without waiver of any of its legal remedies, attempt to perfect or defend Coeur's title. In that event, Coeur shall execute all documents and shall take such other actions as are reasonably necessary to assist MGC in its efforts to perfect or defend Coeur's title, time being of the essence. If Coeur's title is defective, then the costs and expenses of perfecting or defending title shall be a credit against the purchase price payable by MGC. Any improvement or perfection of title to the Property shall inure to the benefit of MGC in the same manner and to the same extent as if such improvement or perfection had been made prior to the execution of this Agreement.

9. Communications. All communications required or permitted under this Agreement shall be in writing and delivered by hand or sent by United States mail or express courier addressed as set forth below.

If to Coeur:

Coeur Rochester, Inc.
In care of: Coeur d' Alene Mines Corporation
Attn: Michael Maslowski, Exploration Manager

505 Front Avenue
P.O. Box I
Coeur d'Alene, Idaho 83816-0316

If to MGC:

MGC Resources Inc.
Attn: Alan Branham, President
2778 Spokane Creek Road
East Helena, Montana 59635

Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Any such communication shall be deemed effective as of the date and time it is actually received.

10. Entire Agreement. This Agreement (together with its Exhibits) represents the entire agreement between the parties with respect to the subject matter hereof and shall be construed without reference to any prior or other agreement between the parties. This Agreement may not be amended or supplemented except by an instrument in writing signed by both parties.

11. Construction and Enforcement. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard for choice of laws or conflict of laws principles that would require or permit the application of the laws of any other jurisdiction. The parties agree that this Agreement may be specifically enforced.

12. Survival of Terms and Conditions. All provisions of this Agreement which, by their context, continue or are meant to continue beyond the Closing Date, shall survive the Closing to the full extent necessary for their enforcement and the protection of the party in whose favor they run.

13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

14. Attorney Fees. In any action arising out of this Agreement, the prevailing party shall be entitled to costs and reasonable attorney fees.

15. Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, which taken together shall constitute one and the same document. This Agreement may be executed and delivered by facsimile.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Coeur:

COEUR ROCHESTER, INC. a
Nevada corporation

By [signature]
Name James A. Sabala
Title Treasurer

MGC:

MGC RESOURCES INC., a Nevada corporation

By [signature]
Alan Branham, President

Exhibit A

"Claims"

101 unpatented lode mining claims located in Pershing County, Nevada, as more particularly described below.

BLM Serial No (NMC)	Claim Name
39574	Crown Hills #7
39593	Crown Hills #8
39594	Crown Hills #9
39595	Crown Hills #10
140862	HMS #4
140863	HMS #5
140864	HMS #6
140941	HMS #84
140942	HMS #85
140943	HMS #86
140944	HMS #87
349508	SDB #1
349509	SDB #2
349510	SDB #3
349511	SDB #4
349512	SDB #5
349513	SDB #6
349514	SDB #7
349515	SDB #8
364282	IDA #12
364283	IDA #13
364284	IDA #14
364285	IDA #15
364286	IDA #16
364287	IDA #17
364288	IDA #18
364289	IDA #19
364290	IDA #20
364291	IDA #21
364292	IDA #22
364293	IDA #23
364295	IDA #25
364363	SHO #3
364364	SHO #4
364365	SHO #5
364366	SHO #6
364367	SHO #7
364368	SHO #8

364369	SHO #9
364370	SHO #10
364371	SHO #11
364372	SHO #12
364373	SHO #13
364374	SHO #14
364375	SHO #15
364376	SHO #16
364377	SHO #17
364378	SHO #18
364379	SHO #19
364380	SHO #20
364381	SHO #21
364382	SHO #22
364383	SHO #23
364384	SHO #24
364385	SHO #25
364386	SHO #26
364387	SHO #27
364388	SHO #28
364389	SHO #29
364390	SHO #30
364391	SHO #31
364392	SHO #32
364393	SHO #33
364394	SHO #34
364395	SHO #35
364396	SHO #36
364397	SHO #37
364398	SHO #38
364399	SHO #39
364400	SHO #40
364401	SHO #41
364402	SHO #42
364403	SHO #43
364404	SHO #44
364405	SHO #45
364406	SHO #46
364407	SHO #47
364408	SHO #48
364409	SHO #49
364410	SHO #50
364411	SHO #51
364412	SHO #52
364413	SHO #53
364414	SHO #54
364415	SHO #55

364416	SHO #56
364417	SHO #57
364418	SHO #58
364419	SHO #59
371072	Porcupine #1
371073	Porcupine #2
371074	Porcupine #3
371075	Porcupine #4
371076	Porcupine #5
371077	Porcupine #6
371078	Porcupine #7
371079	Porcupine #8
371080	Porcupine #9
371081	Porcupine #10
371082	Porcupine #11
662873	Porcupine 28

Exhibit B

"Deed"

AFTER RECORDING, PLEASE RETURN TO:
Coeur Rochester, Inc.
C/O Coeur d'Alene Mines Corporation
Attn: Michael Maslowski, Exploration Manager
505 Front Avenue
P.O. Box I
Coeur d'Alene, Idaho 83816-0316

MINING DEED

(With Reservation of Royalty)

This Mining Deed ("Deed") is made effective as of February ______, 2006, by and between COEUR ROCHESTER, INC. a Delaware corporation whose address is PO Box 1057, Lovelock, NV 89419 (Coeur"), and MGC RESOURCES INC., a Nevada corporation whose address is 2778 Spokane Creek Road, East Helena, Montana 59635 ("MGC").

WITNESSETH

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Coeur and MGC undertake and agree as follows:

1. Conveyance of Mining Claims. Coeur hereby conveys to MGC the unpatented lode mining claims described in **Exhibit 1** attached hereto and by reference made a part hereof (the "Claims"), together with any improvements located thereon, any ores, minerals, waste dumps, tailings materials and mineral rights belonging or in any way appertaining thereto, and any water rights, easements, rights-of-way, access rights and other appurtenances thereto; RESERVING, however, unto Coeur the Royalty and related rights set forth in Section 3 hereof, and RESERVING also to Coeur the right of ingress and egress over the SDB 1-8 mining claims (NMC Nos. 349508-349515), which mining claims are part of the Claims.

2. Representations and Warranties by Coeur. Coeur represents and warrants unto MGC that Coeur is the sole owner of the Claims and that the Claims are free and clear of any defects, liens, claims, demands, mortgages, deeds of trust, security interests, pledges, royalties, rights of first refusal, preferential purchase rights, area of interest provisions, or other burdens, restrictions or encumbrances of any nature arising by, through or under Coeur or its affiliates, subject to the paramount title of the United States in and to the Claims.

3. Reservation of Royalty. Coeur reserves, and MGC agrees to pay, a three percent (3.0%) Net Smelter Returns production royalty from any production and sale of metals from the Claims, to be determined and paid in accordance with the provisions of **Exhibit 2** attached hereto and by reference made a part hereof (the "Royalty"), which Royalty shall run with the Claims and the land within the Claims for so long as the Claims exist, and shall be binding upon MGC and any

and all successors to MGC.

4. Reservation of Easement. Coeur reserves unto itself, its successors, assigns and their contractors, a permanent non-exclusive easement for ingress and egress upon and across the above described property, which easement shall be over the SDB 1-8 mining claims (NMC Nos. 349508-349515), which mining claims are part of the above described Claims. The purpose of this easement is for use of an existing roadway for ingress and egress.

5. This Deed is given pursuant to that certain Purchase and Sale Agreement dated as of January 25, 2006 by and between Coeur and MGC, the terms and conditions of which shall survive the execution and delivery of this Deed.

6. This Deed shall be construed in accordance with and governed by the laws of the State of Nevada without regard for choice of laws or conflict of laws principles that would require or permit the application of the laws of any other jurisdiction.

7. This Deed shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

8. This Deed may be executed in counterparts, all of which taken together shall constitute a single and complete instrument.

IN WITNESS WHEREOF, Coeur and MGC have caused this Deed to be executed by their duly authorized representatives on the dates indicated in the acknowledgements below, but effective as of the date first set forth above.

Coeur:

COEUR ROCHESTER, INC., a Delaware corporation

By [signature]
Name James A. Sabala
Title Treasurer

MGC:

MGC RESOURCES INC., a Nevada corporation

By [signature]
Alan Branham, President

STATE OF IDAHO)
: ss.
COUNTY OF KOOTENAI)

On this 30th day of January, 2006, personally appeared before me, a Notary Public, James A. Sabala, the Treasurer of COEUR ROCHESTER INC. a Delaware corporation, who acknowledged that he or she executed the above instrument on behalf of said corporation.

[seal] MICHELLE A. WHEELER NOTARY PUBLIC STATE OF IDAHO

Michelle A. Wheeler
NOTARY PUBLIC, residing in
Coeur d'Alene, Idaho

My commission expires:
01/24/12

PROVINCE OF BRITISH COLUMBIA
~~STATE OF MONTANA~~ CANADA)
) ss.
COUNTY OF VANCOUVER ~~LEWIS AND CLARK~~)

On this 25 day of January, 2006, personally appeared before me, a Notary Public, Alan Branham, the President of MGC RESOURCES INC., a Nevada corporation, who acknowledged that he executed the above instrument on behalf of said corporation.

[seal]

S.B. Morrow.
NOTARY PUBLIC, residing in
VANCOUVER, BC.

My commission expires:
N/A

STUART B. MORROW
Barrister and Solicitor
DAVIS & COMPANY LLP
2800-666 Burrard Street
Vancouver, BC V6C 2Z7
604.687.9444

Exhibit 1

"Claims"

101 unpatented lode mining claims located in Pershing County, Nevada, as more particularly described below.

BLM Serial No. (NMC)	Claim Name
39574	Crown Hills #7
39593	Crown Hills #8
39594	Crown Hills #9
39595	Crown Hills #10
140862	HMS #4
140863	HMS #5
140864	HMS #6
140941	HMS #84
140942	HMS #85
140943	HMS #86
140944	HMS #87
349508	SDB #1
349509	SDB #2
349510	SDB #3
349511	SDB #4
349512	SDB #5
349513	SDB #6
349514	SDB #7
349515	SDB #8
364282	IDA #12
364283	IDA #13
364284	IDA #14
364285	IDA #15
364286	IDA #16
364287	IDA #17
364288	IDA #18
364289	IDA #19
364290	IDA #20
364291	IDA #21
364292	IDA #22
364293	IDA #23
364295	IDA #25
364363	SHO #3
364364	SHO #4
364365	SHO #5
364366	SHO #6
364367	SHO #7
364368	SHO #8

364369	SHO #9
364370	SHO #10
364371	SHO #11
364372	SHO #12
364373	SHO #13
364374	SHO #14
364375	SHO #15
364376	SHO #16
364377	SHO #17
364378	SHO #18
364379	SHO #19
364380	SHO #20
364381	SHO #21
364382	SHO #22
364383	SHO #23
364384	SHO #24
364385	SHO #25
364386	SHO #26
364387	SHO #27
364388	SHO #28
364389	SHO #29
364390	SHO #30
364391	SHO #31
364392	SHO #32
364393	SHO #33
364394	SHO #34
364395	SHO #35
364396	SHO #36
364397	SHO #37
364398	SHO #38
364399	SHO #39
364400	SHO #40
364401	SHO #41
364402	SHO #42
364403	SHO #43
364404	SHO #44
364405	SHO #45
364406	SHO #46
364407	SHO #47
364408	SHO #48
364409	SHO #49
364410	SHO #50
364411	SHO #51
364412	SHO #52
364413	SHO #53
364414	SHO #54
364415	SHO #55

364416	SHO #56
364417	SHO #57
364418	SHO #58
364419	SHO #59
371072	Porcupine #1
371073	Porcupine #2
371074	Porcupine #3
371075	Porcupine #4
371076	Porcupine #5
371077	Porcupine #6
371078	Porcupine #7
371079	Porcupine #8
371080	Porcupine #9
371081	Porcupine #10
371082	Porcupine #11
662873	Porcupine 28

Exhibit 2

1. "Net Smelter Returns" means the proceeds actually received, or deemed to have been received in the case of refined gold and silver as described in Section 1.a below, from the sale or deemed sale of metals produced from the Claims, less the charges described in Section 1.b below. In no case shall such proceeds be less than the fair market value of the product sold.

a. If MGC sells refined gold or silver, MGC will be deemed to have received proceeds from the sale thereof equal to the number of ounces of refined gold or silver outturned to MGC's account during the calendar quarter multiplied in the case of gold by the average daily London Bullion Brokers P.M. Gold Fixing during such calendar quarter and in the case of silver by the average of the daily Handy & Harmon Noon Silver Quotation during the calendar quarter. The average price for a calendar quarter shall be determined by dividing the sum of all daily prices posted during the calendar quarter by the number of days that prices were posted. The posted price shall be obtained from the *Wall Street Journal*, *Reuters*, *E&MJ* or other industry-accepted source. MGC shall have the right to market and sell to third parties refined gold and silver in any manner it chooses, including the sale of such refined gold and silver on the commodity market. In this regard, Coeur shall have no right to participate in any gains and/or profits or obligation to suffer any losses accruing to MGC as a result of forward sales, options trading, commodities futures trading or similar transactions.

b. Charges to be deducted from proceeds in determining Net Smelter Returns are the following:

(1) all costs, charges and expenses paid or incurred by MGC for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);

(2) all costs, charges and expenses paid or incurred by MGC for transportation of the mineral substance from the Claims to the place or places of treatment and thence to the place or places of sale (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation);

(3) sales and brokerage costs on the mineral substance for which the Royalty is payable; and

(4) sales, use, severance, net proceeds of mine, and ad valorem taxes applicable under local, state and federal law and any other tax or governmental levy or fee relating to the mineral substance for which the Royalty is payable (other than taxes based upon income).

2. Royalties shall accrue quarterly (based on calendar quarters) and shall become due and payable by MGC prior to the end of the month following the end of each quarter. Royalty payments shall be accompanied by pertinent information in sufficient detail to explain the calculation of the Royalty payment. Payments and supporting documentation shall be tendered to Coeur at the address set forth in the first paragraph of this Deed, unless Coeur instructs MGC otherwise in writing.

3. All statements for royalties rendered to Coeur by MGC during any quarter shall

conclusively be presumed to be true and correct after one year following the end of such quarter unless within said one-year period Coeur takes written exception thereto and makes a claim on MGC for adjustment. No adjustment favorable to MGC shall be made unless it is made within the same prescribed period.

4. Coeur, upon notice in writing to MGC, shall have the right to audit MGC's accounts and records relating to the payment of the Royalty for any calendar quarter within the one-year period following the end of such calendar quarter; provided, however, the making of any audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in the paragraph above. All audits shall be conducted by Coeur at the office of MGC where the relevant books and records are maintained and such audit shall be conducted during normal business hours.

5. If a royalty, production fee, or other payment based upon production is subsequently imposed by the United States on metals produced from the Claims (whether or not such Claims are converted to some other form of property interest), the amount payable to the United States shall be deducted from the Royalty payable to Coeur for such metals pursuant to this Deed, provided, however, that the Royalty paid to Coeur shall not be less than the amount that would be payable to Coeur hereunder at a royalty rate of one and one-half percent (1.5%).

6. MGC shall have the right to mine and market amounts of metals reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the Claims without incurring any obligation to make Royalty payments.

7. MGC shall have the right to commingle ore removed from the Claims or products derived therefrom after treatment, with other ore or products, before or after concentration or beneficiation, so long as the data necessary to determine the weight, grade, and recoverability of both the ore removed from the Claims or products derived therefrom and the ore or products with which it is commingled are obtained by MGC. MGC shall then use that data to determine Coeur's interest in metals and/or other products extracted from ores or products so mixed. Such data and determinations shall be acquired and completed in accordance with generally accepted industry practices.

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